UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2014

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 14, 2014, Ares Capital Corporation (the “Registrant”) and Ares Capital CP Funding LLC, an indirect wholly owned subsidiary of the Registrant (“Ares Capital CP”), entered into an amendment (the “CP Amendment”) to the documents governing Ares Capital CP’s revolving funding facility (the “CP Funding Facility”) with Wells Fargo Securities, LLC and each of the other parties thereto. The CP Amendment, among other things, (a) extended the reinvestment period from April 18, 2015 to May 14, 2017, (b) extended the stated maturity date from April 18, 2017 to May 14, 2019 and (c) reduced the range of commitment fees paid depending on the size of the unused portion of the CP Funding Facility from between 0.50% and 1.75% per annum to 0.50% and 1.50% per annum.  Commitments under the amended CP Funding Facility are $540 million, a reduction from the pre-amendment commitments of $620 million.  Subject to certain exceptions, the interest rate charged on the CP Funding Facility continues to be based on LIBOR plus applicable spreads ranging from 2.25% to 2.50% or on a “base rate” (as defined in the agreements governing the CP Funding Facility) over applicable spreads ranging from 1.25% to 1.50%, in each case, determined monthly based on the composition of the borrowing base relative to outstanding borrowings under the facility.

Borrowings under the CP Funding Facility will continue to be subject to the facility’s various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the CP Amendment and is qualified in its entirety by reference to a copy of the CP Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 8.01  Other Events.

On May 14, 2014, the Registrant increased total commitments under its senior secured revolving credit facility for which JPMorgan Chase Bank, N.A. serves as the administrative agent by $80 million from $1,170 million to $1,250 million (the “Revolving Credit Facility Upsize”).

As a result of the CP Amendment and the Revolving Credit Facility Upsize, the Registrant’s total available debt capacity under its revolving debt facilities remained at $2,190 million (subject to borrowing base and leverage restrictions) as of May 14, 2014, with the aggregate total commitments coming from 22 banks.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

10.1

Omnibus Amendment, dated as of May 14, 2014, among Ares Capital CP Funding LLC, Ares Capital CP Funding Holdings LLC, Ares Capital Corporation, Wells Fargo Bank, National Association, as swingline lender and as a lender, Wells Fargo Securities, LLC, as agent, and U.S. Bank National Association, as trustee, bank and collateral custodian (amending the Loan and Servicing Agreement, dated as of January 22, 2010, the Amended and Restated Purchase and Sale Agreement, dated as of January 22, 2010, and the Second Tier Purchase and Sale Agreement, dated as of January 22, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: May 15, 2014

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1

Omnibus Amendment, dated as of May 14, 2014, among Ares Capital CP Funding LLC, Ares Capital CP Funding Holdings LLC, Ares Capital Corporation, Wells Fargo Bank, National Association, as swingline lender and as a lender, Wells Fargo Securities, LLC, as agent, and U.S. Bank National Association, as trustee, bank and collateral custodian (amending the Loan and Servicing Agreement, dated as of January 22, 2010, the Amended and Restated Purchase and Sale Agreement, dated as of January 22, 2010, and the Second Tier Purchase and Sale Agreement, dated as of January 22, 2010).